UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2016

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14112 (Commission File Number)	43-1128385 (I.R.S. Employer Identification No.)

663 Highway 60, P.O. Box 807
Monett, Missouri 65708
(Address of principal executive office) (Zip Code)

(417) 235-6652
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2016, the Board of Directors ("Board") of Jack Henry & Associates, Inc. (the "Company") amended and restated the bylaws of the Company. The material amendments to the bylaws adopted by the Board are these:

•
Article II and Article IV have been revised to reflect the creation of an "executive chairman" position on the Board. As previously disclosed, John F. Prim, who currently serves as Chief Executive Officer and Chairman of the Board, is planning to resign from his role as Chief Executive Officer and assume the role of Executive Chairman effective July 1, 2016. Article IV has also been revised to eliminate the unused Chief Operating Officer position, and to permit limited delegation of the Board's power to appoint officers.

•	Section 3.10 has been revised to permit removal of any director with or without cause upon an affirmative vote of the holders of a majority of the Company's stock entitled to vote thereon.

•	Article II has been amended to clarify the adjournment procedures with respect to stockholder meetings.

•	Article V has been amended to clarify the quorum and voting rules for Board committees.

The foregoing description is a summary of the amendments to the bylaws adopted in connection with the amendment and restatement of the bylaws by the Board and is qualified in its entirety by reference to the Restated and Amended Bylaws, as amended and restated February 12, 2016, filed herewith as Exhibit 3.2.6 and incorporated by reference into this Item 5.03. A marked copy of the Restated and Amended Bylaws, reflecting the amendment and restatement, is also filed herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

3.2.6 Restated and Amended Bylaws, as amended and restated February 12, 2016
99.1 Restated and Amended Bylaws, as amended and restated February 12, 2016, marked to show changes from prior version

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date: February 16, 2016
By:  /s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer and Treasurer